Exhibit 99.1


 Company: Jack Henry & Associates, Inc.   Analyst Contact:  Kevin D. Williams
          663 Highway 60, P.O. Box 807            Chief Financial Officer
          Monett, MO 65708                        (417) 235-6652

                                          IR Contact:  Jon Seegert
                                                  Director Investor Relations
                                                  (417) 235-6652

   FOR IMMEDIATE RELEASE
   ---------------------

               JACK HENRY & ASSOCIATES INCREASES COMMON STOCK DIVIDEND
                            13% to $.045 PER SHARE

 MONETT, MO, January 31, 2005 Jack Henry & Associates, Inc. (NASDAQ:JKHY) today announced its Board of Directors has increased the quarterly cash dividend 13% to $.045 per share. The cash dividend on its common stock, par value $.01 per share, is payable on March 1, 2005, to stockholders of record as of February 14, 2005. At January 27, 2005, there were 91,163,321 shares of the common stock outstanding. The most recent regular quarterly cash dividend of $.04 per share was paid in November 2004.

      Jack Henry & Associates, Inc. provides integrated computer systems and processes ATM and debit card transactions for banks and credit unions. Jack Henry markets and supports its systems throughout the United States and has over 7,700 customers nationwide. For additional information on Jack Henry, visit the company's web site at www.jackhenry.com.


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